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                                                                   Exhibit 10.26

                          SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of January 1, 2005 ("EFFECTIVE DATE") by and among Light Sciences Oncology, Inc., a Washington corporation "COMPANY"), and Craig M. Watjen, an individual ("INVESTOR").

                                  INTRODUCTION:

A. Investor wishes to loan Company funds to finance operations related to the research and development operations of Company by purchase of Convertible Promissory Notes sold by Company under terms and conditions of this Agreement.

C. Under the terms of this Agreement, Company, in its discretion and at such times during the term of this Agreement that it determines that funds are necessary for the operation of Company, may require that Investor purchase future Convertible Notes as provided herein.

D. Under the terms of this Agreement, Investor's obligation to purchase Convertible Notes shall run from the date of this Agreement through the first to occur of: (i) a Qualified Financing (as defined below); (ii) a Change of Control Event (as defined below); (iii) December 31, 2005; or (iv) until effectively terminated by one or both of the parties pursuant to the terms of the Agreement.

              NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                    ARTICLE I
                   PURCHASE OF CONVERTIBLE NOTES AND CLOSINGS

     1.1 AGREEMENT TO PURCHASE AND ISSUE CONVERTIBLE NOTES. Company agrees to sell to Investor at each Closing (as defined in Section 1.4 below), and Investor agrees to purchase from Company at each Closing, convertible promissory notes in the form attached hereto as Exhibit 1.1a ("CONVERTIBLE NOTES") up to an aggregate principal amount of _________________________ (the "MAXIMUM PRINCIPAL AMOUNT"). Company shall sell and Investor shall purchase at each Closing Convertible Notes in the principal amount as determined under Section 1.5 below.

     1.2 CLOSING. The purchase and sale of the Convertible Notes will take place by exchange of original or facsimile signatures on the date or dates (each, a "CLOSING") as determined pursuant to Section 1.3 below. At each Closing: (i) Company will deliver to Investor a certificate signed by an officer of Company confirming the sale of the Convertible Note, specifying the principal amount thereof and the satisfaction of the conditions to the sale as stated herein; and
(ii) Investor will deliver to Company the principal amount specified in such certificate (as determined pursuant to Section 1.6 below). Promptly following each Closing, Company shall issue a Convertible Note for such principal amount and at an interest rate equal to the prime rate as reported by the Wall Street Journal on each respective closing plus one and one-half percent (1 1/2%).

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     1.3 PRINCIPAL AMOUNT OF CONVERTIBLE NOTES. Company, in its discretion, may decide at any time during the Term (as defined in Section 1.4 below) to require Investor to purchase Convertible Notes in an amount not to exceed the Maximum Principal Amount less the aggregate principal amount of Convertible Notes already purchased by Investor at previous Closings (not including the Principal Amount). Company shall give either oral or written notice to Investor of its intention to effect a Closing, which notice shall state the date that Closing is to occur. If Investor elects to terminate this Agreement pursuant to Section 4.2(b) below, then during the Interim Period (as defined in Section 4.2(b) below) Company shall only be able to require Investor to purchase Convertible Notes for a principal amount reasonably consistent with previous monthly funding requirements of Company; provided, however, that the amount that Company shall be able to require Investor to fund during the Interim Period shall not exceed the Maximum Principal Amount less the aggregate principal amount of Convertible Notes already purchased by Investor at previous Closings (not including the Principal Amount).

         1.4 TERM. Unless earlier terminated pursuant to Article IV hereof, the term of this Agreement shall run from the date of this Agreement through the first to occur of: (i) a Qualified Financing, (ii) a Change of Control Event (as defined below), or (iii) December 31, 2005 (the "TERM"). For purposes of this Agreement, a "QUALIFIED FINANCING" shall mean the closing of a private round of financing of "Series A Preferred Stock" as defined below. The term "CHANGE OF CONTROL EVENT" shall mean the closing of a merger of Company with or into another entity in which the holders of voting securities of Company immediately prior to such transaction will hold less than 50% of the voting securities of the surviving entity or the sale of all or substantially all of the assets of Company effected through a single transaction or a series of related transactions. As used herein, the term "SERIES A PREFERRED STOCK" shall mean that series of preferred stock of Company designated as Series A Preferred Stock and having the rights and preferences set forth in Company's Articles of Incorporation, as amended (or such other series of preferred securities issued in Company's next round of equity financing).

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor hereby represents and warrants to Company that:

     2.1 PURCHASE FOR INVESTOR'S OWN ACCOUNT. Investor is acquiring the Convertible Notes (and the shares of Preferred Stock issuable upon the conversion of the Convertible Notes (the "NOTE CONVERSION SHARES) for Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any such person or to any third person, with respect to the Convertible Notes (or the Note Conversion Shares and the Common Shares issuable upon conversion of the Note Conversion Shares).

     2.2 UNREGISTERED SECURITIES; LEGEND. Investor understands that (i) the Convertible Notes (and the Note Conversion Shares and the Common Shares issuable upon conversion of the Note Conversion Shares) have not been registered under either the Securities Act or the

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securities laws of any state by reason of specific exemptions therefrom, (ii)
the Convertible Notes (and the Note Conversion Shares and Common Shares issuable upon conversion of the Note Conversion Shares) must be held by Investor indefinitely, and, therefore, Investor must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the securities laws of any applicable state or is exempt from such registrations; (iii) the Convertible Notes and each certificate representing the Note Conversion Shares and Common Shares issuable upon conversion of the Note Conversion Shares will be endorsed with a legend substantially as follows:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM."

and (iv) Company will instruct any transfer agent not to register the transfer of the Convertible Notes, the Note Conversion Shares and the Common Shares issuable upon conversion of the Note Conversion Shares unless the conditions specified in the foregoing legend are satisfied.

     2.3 COMPANY INFORMATION. Investor has been furnished with such materials and has been given access to such information relating to Company as Investor or Investor's qualified representative has requested and Investor has been afforded the opportunity to ask questions regarding Company, the Convertible Notes, the Note Conversion Shares, and the Common Shares issuable upon conversion of the Note Conversion Shares, as Investor has found necessary to make an informed investment decision. Investor has been solely responsible for its own due diligence investigation of Company and its proposed business, for its own analysis of the merits and risks of its investment made pursuant to this Agreement and for its own analysis of the terms of its investment.

     2.4 ACCREDITED INVESTOR. Investor is an accredited investor within the meaning of Regulation D under the Securities Act. Investor is in a financial position to hold the Convertible Notes, the Note Conversion Shares and the Common Shares issuable upon conversion of the Note Conversion Shares, and is able to bear the economic risk and withstand a complete loss of Investor's investment in the Convertible Notes. Investor recognizes that the investment in the Convertible Notes involves a high degree of risk. Investor understands and acknowledges that there can be no assurance that Company will be able to meet its projected goals and that Company will need significant additional capital to be successful, which capital may not be available readily.

     2.5 FINANCIAL SOPHISTICATION. Investor acknowledges hereby that he has been advised to and has obtained, to the extent Investor deems necessary, professional (including legal) advice with respect to the risks inherent in the investment in the Convertible Notes, the condition of Company, and the suitability of the investment in the Convertible Notes in light of

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Investor's condition and investment needs, and the terms and conditions of this
Agreement and documents relating to the investment in the Convertible Notes. Investor, either alone or with the assistance of such professional advisors, is a sophisticated investor, is able to fend for himself in the transaction contemplated by this Agreement, and has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of the prospective investment in the Convertible Notes. Investor is an investor in securities of companies in the development stage and acknowledges that an investment in the Convertible Notes is a speculative risk.

     2.6 SUITABILITY. The investment in the Convertible Notes is suitable for Investor based upon Investor's investment objectives and financial needs, and Investor has adequate net worth and means for providing for its current financial needs and contingencies and has no need for liquidity of the investment with respect to the Convertible Notes.

     2.7 DOMICILE. For purposes of the application of state securities laws, Investor represents that it is a bona fide resident of, and is domiciled in, the state set forth in Investor's address on Investor's signature page hereto.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

     3.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE. The respective obligation of each party to close the transactions contemplated by this Agreement shall be subject to the satisfaction prior to each Closing of the following conditions:

          3.1.1 GOVERNMENTAL APPROVALS. All governmental consents legally required for the consummation of the transactions contemplated by this Agreement shall have been filed, other than such governmental consents for which the failure to obtain would have no material adverse effect on the consummation of the transactions contemplated hereby or on Company.

          3.1.2 NO RESTRAINTS. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or governmental entity of competent jurisdiction which enjoins or prohibits the consummation of the transactions herein contemplated.

          3.2 CONDITION OF OBLIGATION OF INVESTOR. The obligation of Investor to purchase the Convertible Notes at each Closing is subject to the condition (unless waived by Investor) that the representations and warranties of Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made on and as of the date of each Closing.

          3.3 CONDITION OF OBLIGATION OF COMPANY. The obligation of Company to effect the issuance of the Convertible Notes is subject to the condition (unless waived by Company) that the representations and warranties of Investor set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made on and as of the date of each Closing.

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                                   ARTICLE IV
                                   TERMINATION

     4.1 MUTUAL AGREEMENT. This Agreement may be terminated at any time by the written consent of Investor and Company.

     4.2 TERMINATION BY INVESTOR.

          (A) This Agreement may be terminated by Investor alone, by means of written notice to Company, if there has been a material breach by Company of any representation, warranty, covenant or agreement set forth in the Agreement, which breach has not been cured within fifteen business days following receipt by Company of written notice of such breach.

          (B) In the absence of any breach, this Agreement may also be terminated by Investor alone, upon thirty (30) days following delivery of a written notice to Company. For purposes of this Agreement, the period from the date of the delivery of such notice and the expiration of the thirty (30) day period following such delivery shall be defined as the "INTERIM PERIOD."

     4.3 TERMINATION BY COMPANY. This Agreement may be terminated by Company alone, by means of written notice to Investor, if there has been a material breach by Investor of any representation, warranty, covenant or agreement set forth in the Agreement, which breach has not been cured within fifteen business days following receipt by Investor of notice of such breach.

     4.4 EXPIRATION OF TERM. This Agreement shall terminate upon the expiration of the Term.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.1 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules delivered pursuant to this Agreement between the parties contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

     5.2 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington as applied to agreements entered into and entirely to be performed within that state. Venue of any action arising out of this Agreement shall be had in King County, Washington and the parties hereby consent to the jurisdiction thereof.

     5.3 HEADINGS. The headings contained in this Agreement are intended principally for convenience and shall not, by themselves, determine the rights of the parties to this Agreement.

     5.4 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, such provision and all other related provisions shall be modified rather than voided,

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if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other unrelated provisions of this Agreement shall be deemed valid and enforceable to the full extent.

     5.5 COUNTERPARTS. This Agreement and any certificates may be executed in two or more partially or fully executed counterparts and by facsimile signatures each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of a signature page in the form annexed to this Agreement by any party hereto who shall have been furnished the final form of this Agreement shall constitute the execution and delivery of this Agreement by such party.

     5.6 SUCCESSORS, ASSIGNS AND HEIRS. The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors, assigns and heirs of the parties, by will, intestacy or otherwise.

     5.7 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     5.8 EXTENSION, WAIVER. At any time prior to the Closing, any party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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                                SIGNATURE PAGE -
                          SECURITIES PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        "COMPANY"

                                        LIGHT SCIENCES ONCOLOGY, INC.,
                                        a Washington corporation


                                        By
                                           -------------------------------------
                                           Llew Keltner, MD, Ph.D.
                                        Its President


                                        "INVESTOR"


                                        ----------------------------------------
                                        Craig M. Watjen

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                          LIGHT SCIENCES ONCOLOGY, INC.

                                CONVERTIBLE NOTE

Note No. ______                                                          [Date]

     LIGHT SCIENCES ONCOLOGY, INC., a Washington corporation (the "Company"), for value received hereby promises to pay to CRAIG M. WATJEN, an individual, or his registered assigns (the "Holder"), the sums of (i) $_______ (the "Principal Amount") plus unpaid accrued interest hereon, as set forth below, all on December 31, 2005 ("Maturity Date"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder, or, if requested in writing by the Holder, by wire transfer in accordance with the Holder's instructions. This Note is issued in connection with the transactions described in that certain Securities Purchase Agreement, dated January 1, 2005, by and among the Company and the Holder, as the same may be further amended, modified or supplemented from time to time (the "Securities Purchase Agreement"). The Holder is subject to certain restrictions, and is entitled to certain rights and privileges, set forth in the Securities Purchase Agreement.

     The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

     1.   PRINCIPAL AND INTEREST.

     Unless this Note is sooner prepaid or converted pursuant to Section 3 hereof, the Principal Amount and interest on the Principal Amount shall be paid in full on the Maturity Date. Commencing on the original issue date of this Note (the "Original Issue Date"), until the earlier of (a) the payment in full of the Principal Amount, Previously Accrued Interest and interest on the Principal Amount, or (b) the conversion, pursuant to Section 3 hereof, of this Note, including the entire Principal Amount and any and all accrued but unpaid interest on the Principal Amount, the Company shall accrue and defer all interest on this Note, computed on the basis of a 365-day year, from the date of this Note, on the unpaid balance of the outstanding Principal Amount of this Note, at the non-compounded rate of [] percent ([]%) per annum, and such interest shall be payable upon the earlier of (a) or (b) of this sentence.

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     2.   EVENTS OF DEFAULT.

          (A) DEFINITION. An "Event of Default" with respect to this Note shall mean the following:

               (i) Default for fifteen (15) business days in payment of the Principal Amount, Previously Accrued Interest and interest on the Principal Amount when due;

               (ii) Default in the performance or breach of any covenant or warranty of the Company in respect to this Note that is not remedied, waived or cured for a period of fifteen (15) days following knowledge by the Company of such default;

               (iii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; and

               (iv) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company, such appointment shall not have been vacated.

          (B) NOTICE OF EVENTS OF DEFAULT. The Company covenants that it will give notice to the Holder of the occurrence of any Event of Default within five
(5) business days after the discovery of such an event by an officer of the Company, specifying the nature thereof, the period of existence thereof and what action it proposes to take with respect thereto.

          (C) RIGHT OF ACCELERATION. If an Event of Default shall occur and be continuing, then the Holder may elect to accelerate payment of the Note. If any payment due hereunder, including those due upon acceleration, is not paid within fifteen (15) days after its due date, the entire balance of the Principal Amount and any and all accrued interest on the Principal Amount shall bear interest from the date of default until such payment (including all accrued interest on the Principal Amount through the date of

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payment) is paid, at the per annum rate of interest equal to twelve percent
(12%); provided, however, that in no event shall such interest rate exceed the maximum rate permitted by law.

     3. CONVERSION. The outstanding Principal Amount, the Previously Accrued Interest and any and all accrued but unpaid interest on the Principal Amount (the "Conversion Amounts") shall be convertible into capital stock of the corporate successor to Company ("Oncology Corporation") or the Company (the "Conversion Shares"), as follows:

          (A) MANDATORY CONVERSION UPON CLOSING OF A PREFERRED OFFERING. Upon the closing (but in no event later than the Maturity Date) (the "Series A Preferred Closing Date") of the offer and sale of a class of "Series A Preferred Stock," as defined in Section 3(c)(i) below (a "Qualifying Offering"), the Conversion Amounts shall be converted automatically, without any further act of the Company, its shareholders or the Holder, into fully paid nonassessable shares of "Series A Preferred Stock,", as defined in Section 3(c)(i) below, of Light Sciences Oncology, Inc. pursuant to the terms and conditions of this
Section 3, at a conversion price equal to the per share purchase price paid by investors in the Qualifying Offering (the "Series A Preferred Offering Price").

          (B) OPTIONAL CONVERSION INTO COMMON. In the event that the Company fails to close a Qualifying Offering on or before the Maturity Date, the Holder shall have the right at the Holder's option to convert the Conversion Amounts into fully paid, nonassessable shares of Series A Preferred stock of the Company, at a conversion price equal to $1.275 per share (the "Series A Preferred Conversion Price").

          (C) CERTAIN DEFINITIONS.

          As used herein, the term "Series A Preferred Stock" shall mean that series of preferred stock of the Oncology Corporation designated as Series A Preferred Stock and having the rights and preferences set forth in the Oncology Corporation's Articles of Incorporation, (or such other series of preferred securities issued in Oncology Corporation's initial round of equity financing).

          (D) MECHANICS OF CONVERSION. Upon the Series A Preferred Closing Date, the Conversion Amounts shall be converted automatically into Series A Preferred Stock without any further action by the Holder and whether or not this Note is surrendered to the Company; provided, however, that the neither the Company nor Oncology Corporation shall be obligated to issue to the Holder a certificate that evidences the Conversion Shares unless this Note is delivered to the Company. The Holder may exercise the optional conversion rights specified in
Section 3(b) as to any part of this Note by surrendering this Note to the Company, accompanied by written notice stating that the Holder elects to convert all or a specified portion of the Conversion Amounts into common membership units of the Company in accordance with Section 3(b). Conversion of this Note shall be deemed to have been effected (the "Conversion

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Date") (i) with respect to Section 3(a), on the Series A Preferred Closing Date,
or (ii) the date when delivery of notice of an election to convert pursuant to
Section 3(b) is made. As promptly as practicable thereafter (and after surrender of this Note to the Company), the Company, or Oncology Corporation, as successor in interest under this Note, shall issue and deliver to the Holder a certificate for the number of full Conversion Shares to which the Holder is entitled and a check or cash with respect to any fractional interest in a Conversion Share as provided in Section 3(e). The entity in whose name the certificate for Conversion Shares is to be issued shall be deemed to have become a holder of record of such shares on the Conversion Date. Upon conversion of only a portion of the Conversion Amounts (in the case of optional conversion pursuant to Section 3(b)), the Company shall issue and deliver to the Holder, at the expense of the Company, a new Note covering the amounts of the unconverted portion of this Note.

          (E) FRACTIONAL SHARES. No fractional Conversion Shares or scrip shall be issued upon conversion of this Note. Instead of any fractional Conversion Shares which would otherwise be issuable upon conversion of this Note, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Series A Preferred Offering Price or the Common Membership Interest Conversion Price, as applicable.

          (F) ADJUSTMENT FOR STOCK DIVIDENDS, SPLITS, ETC. If at any time after the date of issuance of this Note (the "Issue Date"), the number of Conversion Shares outstanding is increased by a stock dividend or other distribution on Conversion Shares payable in Conversion Shares or by a subdivision, split-up or reclassification of outstanding Conversion Shares, then immediately after the record date fixed for the determination of holders of Conversion Shares entitled to receive such stock dividend or the effective date of such subdivision, split-up or reclassification, as the case may be, the Series A Conversion Price shall be reduced appropriately so that the Holder shall be entitled to receive the number of Conversion Shares which it would have owned immediately following such action had this Note been converted immediately prior thereto.

          (G) ADJUSTMENT FOR COMBINATION OF CONVERSION SHARES. If the number of Conversion Shares at any time after the Issue Date is decreased by a combination or reclassification of the outstanding Conversion Shares, then, immediately after the effective date of such combination or reclassification, the Series A Conversion Price and the Common Membership Interest Conversion Price, as appropriate, shall be increased appropriately so that the Holder shall be entitled to receive the number of Conversion Shares which it would have owned immediately following such action had this Note been converted immediately prior thereto.

          (H) ADJUSTMENT FOR CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Conversion Shares shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Sections 3(f) and (g)), then in each such event the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by the Holder of the number of Conversion Shares into which this Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (I) ADJUSTMENT FOR MERGER OR CONSOLIDATION. If at any time or from time to time there shall be an acquisition of the Company by another entity by means of merger, consolidation or otherwise, resulting in the exchange of the outstanding Conversion Shares for securities or consideration issued or caused to be issued by the acquiring entity or any of its affiliates, then, as a part of such acquisition, provision shall be made so that the Holder shall thereafter be entitled to receive, upon conversion of this Note, the number of shares of stock or other securities or property of the acquiring corporation resulting from such acquisition to which the Holder would have been entitled if the Holder had converted this Note pursuant to Section 3(b) immediately prior to such acquisition. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 3(i) with respect to the rights of the Holder after such acquisition to the end that the provisions of this Section 3(i) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          (J) NOTICE TO HOLDER. In the event the Company shall propose to take any action of the type described in Sections 3(f), (g), (h) or (i), the Company shall give notice to the Holder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (K) COSTS. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Conversion Shares upon conversion of this Note; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder.

     4. UNSECURED OBLIGATION. The payment of the Principal Amount, Previously Accrued Interest and interest on the Principal Amount is a general, unsecured obligation of the Company.

     5. ASSIGNMENT. Subject to the restrictions on transfer described in Section 7 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     6. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

     7. TRANSFER OF THIS NOTE. The Holder understands that the Company will instruct any transfer agent not to register the transfer of this Note (or the Conversion Shares issued upon conversion of this Note) unless the conditions specified in the legend above are satisfied.

     8. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex; or upon deposit with the United States Post Office, by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to the Holder, at the Holder's address as set forth on the signature page hereto or at such other address as the Holder shall have furnished to the Company in writing, or (ii) if to the Company, one copy shall be sent to 34931 S.E. Douglas Street, Suite 200, Snoqualmie, WA 98065 to the attention of the President, or at such other address as the Company shall have furnished to the Holder.

     9. NO RIGHTS OF A SHAREHOLDER. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company prior to the time that this Note is converted into Conversion Shares pursuant to Section 3.

     10. PREPAYMENT. The Principal Amount, Previously Accrued Interest, and accrued interest of the Principal Amount, may be prepaid by the Company at any time, without premium or penalty, upon ten (10) days' prior written notice to Holder.

     11. GOVERNING LAW; VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Washington, and venue for any action taken in connection herewith or related hereto shall exclusively reside in King County, Washington.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     This Note has been executed and delivered as of the date first above written.

                                        LIGHT SCIENCES ONCOLOGY, INC.,
                                        a Washington


                                        By
                                           -------------------------------------
                                           Llew Keltner
                                        Its President

Accepted and agreed by Holder:


-------------------------------------
Craig M. Watjen

Address:
         ----------------------------

-------------------------------------
Telephone:
           --------------------------
Telefax:
         ----------------------------

                    Schedule of Convertible Promissory Notes

Note Number          Date          Principal Amount   Interest Rate
-----------   ------------------   ----------------   -------------
1              January 13, 2005       $  821,000          6.75%
2             February 24, 2005       $  265,581          7.00%
3               March 17, 2005        $  544,000          7.00%
4                May 16, 2005         $  400,000          7.50%
5                June 6, 2005         $  250,000          7.50%
6               July 14, 2005         $1,100,000          7.75%
7              August 15, 2005        $  619,419          8.00%
8             September 19, 2005      $1,000,000          8.00%
9             September 23, 2005      $1,250,000          8.25%